Calculation of Filing Fee Tables
S-8
Worksport Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	1,390,634	$ 0.915	$ 1,272,430.11	0.0001381	$ 175.72
Total Offering Amounts:						$ 1,272,430.11		$ 175.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 175.72
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (2) This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. (3) Reflects an automatic increase to the number of shares of common stock of the Registrant reserved for issuance under the Worksport Ltd. 2022 Equity Incentive Plan, as amended (the "2022 Plan"), which actual increase is provided for in the 2022 Plan. (4) The offering price per share and the aggregate offering price for shares reserved for future issuance are based on the average of the high price of $1.11 and the low price of $1.00 of Registrant's common stock as reported on The Nasdaq Capital Market on April 17, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources